SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 (Amendment No.   )

          Filed by the Registrant  [X]
          Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement
          [ ]  Confidential, for Use of the Commission Only (as permitted
               by   Rule 14a-6(e)(2))
          [ ]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                 Exolon-ESK Company
                   (Name of Registrant as Specified In Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a- 6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                  EXOLON-ESK COMPANY
                            ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD APRIL 24, 1996

               Notice is hereby given that the Annual Meeting of the Stockholders of EXOLON-ESK COMPANY will be held at the offices of Exolon-ESK Company, 1000 East Niagara Street, Tonawanda, New York on Wednesday, April 24, 1996 at 10:00 a.m. for the following purposes:

               1. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation (A) by amending Article Fifth thereof to reduce the number of directors of the Company from eight to six and (B) by amending Article Sixth thereof to reduce from five to four the number of directors whose affirmative vote is required to amend the By-laws of the corporation.

               2. To hold an election by the holders of the outstanding shares of the Company's Common Stock and its Series $1.12 1/2 Convertible Preferred Stock of three persons (four persons if proposal number one is not approved) to the Company's Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               In addition, at this meeting the holder of the Company's outstanding shares of Class A Common Stock and its Series B $1.12 1/2 Convertible Preferred Stock will elect three members of the Company's Board of Directors (four persons if proposal number one is not approved) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

               The Board of Directors has fixed the close of business on April 2, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment thereof.

               Attention is directed to the Proxy Statement printed on the following pages.

                                        By order of the Board of Directors


                                        NANCY E. GATES, ESQ.
                                        Corporate Secretary

          April 3, 1996

               PLEASE INDICATE YOUR INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND MAIL IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THIS MEETING, YOU MAY VOTE IN PERSON AND THE PROXY WILL NOT BE USED.

                                  EXOLON-ESK COMPANY
                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS
                                    APRIL 24, 1996

          SOLICITATION OF PROXIES

               This Proxy Statement is being furnished on or about April 3, 1996 to all holders of the Common Stock, par value $1.00 per share ("Common Stock"), and of the Series A $1.12 1/2 Convertible Preferred Stock (the "Series A Preferred Stock") of Exolon-ESK Company (the "Company") of record on April 2, 1996 in connection with the solicitation of proxies in the form enclosed by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 24, 1996, and at any adjournments thereof. The Company's principal executive office is located at 1000 East Niagara Street, Tonawanda, New York 14150.

               Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. When proxies in the accompanying form are returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy card, unless the proxy is revoked prior to its exercise. A proxy may be revoked at any time prior to its exercise by delivery of a written revocation to the Secretary of the Company. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

               At the close of business on April 2, 1996, the record date for determining the holders of the Common Stock and the Series A Preferred Stock entitled to vote at the Annual Meeting of Stockholders, there were outstanding 481,995 shares of Common Stock and 19,364 shares of the Series A Preferred Stock of the Company entitled to vote with respect to the election of directors and the other matters to be considered at the meeting. Each share has the right to one vote. At the close of business on April 2, 1996, there were outstanding 512,897 shares of the $1 par value Class A Common Stock (the "Class A Common Stock") and 19,364 shares of the Series B $1.12 1/2 Convertible Preferred Stock (the "Series B Preferred Stock") of the Company entitled to vote with respect to the election of additional directors and the other matters to be considered at the meeting. Each share has the right to one vote. Except with respect to the election of directors, both the affirmative vote of the holders of a majority of the shares of Common Stock and the Series A Preferred Stock voting together as a single class, and the affirmative vote of the holders of a majority of the shares of the Class A Common Stock and the Series B Preferred Stock voting together as a separate single class, are required for the approval of all matters to be brought before the meeting.

               The cost of soliciting proxies will be borne by the Company. In addition to this solicitation, the officers, directors, and regular employees of the Company without any additional compensation may solicit proxies by mail, facsimile, telephone or personal contact. The Company will also request stockbrokers, banks, and other fiduciaries to forward proxy material to their principals or customers, who are the beneficial owners of shares, and will reimburse them for their expenses. If no contrary instruction is indicated, each proxy will be voted FOR the listed proposals and in accordance with the discretion of the proxies on any other matter which may properly come before the meeting.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               Common Stock and Series A Preferred. The stock ownership of the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock and of the Series A Preferred Stock as of April 2, 1996, and such stock ownership of all directors and officers of the Company as a group as of that date are as follows:

                                                              SHARES OF   PERCENT
                                        SHARES OF   PERCENT   SERIES A      OF
                                         COMMON       OF      PREFERRED  OUTSTAND-
                                          STOCK    OUTSTAND     STOCK       ING
             NAME & ADDRESS             BENEFIC-     -ING     BENEFIC-   SERIES A
             OF BENEFICIAL                IALLY     COMMON      IALLY    PREFERRED
                 OWNER                  OWNED (1)    STOCK    OWNED (1)    STOCK

   Patrick W.E. Hodgson, et al.  . .   159,686(2)      33.1      18,334    94.7
   248 Pall Mall
   Suite 400 London, Ont.
   Canada N6A 5P6

   Ferro Alloys Services, Inc. . . .    90,800(3)      18.8         ---     ---
   Suite 463
   Carborundum Center
   Niagara Falls, NY 14303

   Trustees of the Stevens Institute       28,744       6.0         ---     ---
   of Technology . . . . . . . . . .
   Castle Point Station
   Hoboken, NJ 07030

   The Exolon-ESK Company of Canada        26,000       5.4         ---     ---
   Ltd.  . . . . . . . . . . . . . .
   Consolidated Pension Plan
   Reg. No. C-6808
   181 Queen Street
   Thorold, Ont.
   Canada L2V 5A9

   Edward J. Bielawski, et al. . . .    30,600(4)       6.4         ---     ---
   5150 Dorchester Rd., Unit 15
   Niagara Falls, Ont.
   Canada L2E 6Z3

   William J. Burke, III, et al. . .    30,370(5)       6.3         ---     ---
   111 Devonshire Street
   Boston, MA 02109

   All Directors and Officers as a     250,486(6)      52.0      18,334    94.7
   group (14 persons)

          (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.
          (2)  Beneficially owned by a group composed of:  Patrick W.E.
               Hodgson (57,626); William J. Magavern II and James L.
               Magavern, as co-executors of the Estate of Samuel D. Magavern (15,260); Brent D. Baird (1,300); Aries Hill Corp. (a private holding company whose controlling shareholders include Brent D. Baird, Bruce C. Baird, Brian D. Baird and Bridget B. Baird) (14,000); Bridget B. Baird, as trustee of a family trust (9,800); Jane D. Baird (9,000); The Cameron Baird Foundation (a charitable foundation whose trustees include Jane D. Baird, Bridget B. Baird, Brian D. Baird, Bruce C. Baird, Bronwyn B. Clauson and Brenda B. Senturia) (5,700); First Carolina Investors, Inc. (a Delaware corporation whose directors include Brent D. Baird, Bruce C. Baird, Patrick W.E. Hodgson, Theodore E. Dann, Jr. and
               H. Thomas Webb) (40,000); William J. Magavern II (5,000); and, James L. Magavern (2,000). Members of the group had sole voting and investment power with respect to 131,016 shares and shared voting and investment power with respect to 27,724 shares, and reported that they had agreed to evaluate jointly any proposal presented to the Company's shareholders pursuant to which Wacker Chemical Corporation may acquire all or substantially all of the assets of the Company.
           (3) Owned by Ferro Alloys Services, Inc., a corporation of which Theodore E. Dann, Jr., who is Chairman of the Board of the Company, is a director, officer and corporate attorney. Includes 2,000 shares held in the name of Mr. Dann's father that are beneficially owned by Ferro Alloys Services, Inc.
           (4) Includes 20,600 shares owned by Theeb, Ltd. ("Theeb") 4,000 shares owned by Robert C. Thiel, 3,000 shares owned by Mr. Bielawski's sister and 3,000 shares owned by his brother all of which he has the power to vote. Theeb is a company organized under the laws of Ontario which is controlled by Messrs. Thiel and Bielawski (each of whom owns, indirectly, 50% of its outstanding stock).
          (5) Includes 25,500 shares owned by May and Gannon, Inc., a Massachusetts corporation whose directors are William J. Burke, III (who is the President), Ellen Burke Ryan and Helen D. Burke.
          (6) Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares.

               Beneficial Owner of Class A Common Stock and Series B Preferred Stock. The stock ownership of the only beneficial owner of the Class A Common Stock and Series B Preferred Stock of the Company as of April 2, 1996 is as follows:

                                                                 SHARES OF
                                              SHARES OF          SERIES B
                                           CLASS A COMMON        PREFERRED
                                                STOCK              STOCK
                                            BENEFICIALLY       BENEFICIALLY
                NAME & ADDRESS                  OWNED              OWNED
                OF BENEFICIAL             (PERCENT OF CLASS  (PERCENT OF CLASS
                    OWNER                   OUTSTANDING)       OUTSTANDING)

      Wacker Chemicals (USA), Inc. . .     512,897 (100%)      19,364 (100%)
      Suite 240
      460 McLaws Circle
      Williamsburg, VA 23185


          Proposal 1 -   Amendment to the Restated Certificate of
                         Incorporation

               The Board of Directors presently consists of eight members, four of whom were elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class, and four of whom were elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting as a class.

               The directors elected by the holder of the Class A Common Stock and the Series B Preferred Stock (hereinafter referred to as the "Wacker Directors") requested that the size of the Board of Directors of the Company be reduced from eight to six on the basis that six directors would provide adequate representation and that, under the circumstances, the provision for two extra directors created additional expenses for the Company and made it more difficult to convene Board meetings. The directors elected by the shares of Common Stock and Series A Preferred Stock (hereinafter referred to as the "Common Directors") agreed to the change.

               Accordingly, by resolution dated March 26, 1996, the Board approved and recommended for adoption by shareholders an amendment to the Company's Restated Certificate of Incorporation (the "Certificate") that would amend Article Fifth of the Certificate to reduce the number of directors from eight to six. A corresponding change to Article Sixth of the Certificate to reduce the number of directors whose affirmative vote is required in order to amend the Company's By-laws from five to four, was also approved and is recommended to shareholders.

               A vote in favor of adoption by a majority of the shares of Common Stock and Series A Preferred Stock voting together as a separate class and by a majority of the shares of Class A Common Stock and Series B Preferred Stock voting as a separate class is required for approval of proposal number 1.

               Reference is made to the Amendment to the Restated
          Certificate of Incorporation attached hereto as Appendix A for the complete terms of the proposed amendments.

               The Board of Directors recommends a vote FOR the adoption of the proposed Amendment to the Company's Restated Certificate of Incorporation.

          PROPOSAL 2 -- ELECTION OF DIRECTORS

               If proposal number 1 is approved, the Board of Directors will consist of six members, three of whom are elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class (Common Directors), and three of whom are elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting as a class (Wacker Directors).

               The nominees for election as Common Directors, with respect to whom proxies are being solicited hereby, are Brent D. Baird, Theodore E. Dann, Jr., and Patrick W.E. Hodgson. All nominees are presently members of the Board.

               The shares represented by the enclosed proxy will be voted for the Board of Directors' nominees for election as Common Directors unless authority is withheld. In the event that any such nominee for director should become unavailable (which is not anticipated), it is intended that such shares will be voted for such substitute nominee or nominees as may be determined by the Common Directors or that a vacancy will be left in the membership to be filled subsequently by the Common Directors.

               Representatives of Wacker Chemicals (USA), Inc., owner of all of the outstanding shares of the Class A Common Stock and Series B Preferred Stock, have indicated to the Company that such shares will be voted for the election of the following directors:
          Dirk Benthien, Dr. Hans Essler, and Dr. Hans Herrmann. All are presently members of the Board.

               If proposal number 1 is not approved, the Board of Directors will continue to consist of eight members, four of whom are elected by the outstanding shares of Common Stock and Series A Preferred Stock voting as a class and four of whom are elected by the outstanding shares of Class A Common Stock and Series B Preferred Stock voting together as a class. In such event, it is the intention of the Common Directors to nominate at the meeting
          J. Fred Silver for election as a director by the Common Stock and Series A Preferred Stock and for the Wacker Directors to nominate a person to be chosen by Wacker for election as a director by the Class A Common Stock and Series B Preferred Stock.

               Information as to the nominees for directors is furnished in the following table. Such information and the information with regard to beneficial ownership of securities have been furnished to the Company by the respective directors.

                                                              SHARES OF
                                            SHARES OF         THE
                                            THE               COMPANY'S
                                            COMPANY'S         SERIES A
                                            COMMON            PREFERRED
                                            STOCK             STOCK
                                            OWNED             OWNED
                                  YEAR      BENEFI-           BENEFI-
                                  FIRST     CIALLY AS         CIALLY AS
    NAME AND PRINCIPAL            BECAME    OF APRIL    % OF  OF APRIL    % OF
    OCCUPATION               AGE  DIRECTOR  2, 1996    CLASS  2, 1996     CLASS

    NOMINEES FOR ELECTION
    AS THE COMMON DIRECTORS

    Theodore E. Dann, Jr.    42   1986      90,800(1)  18.8       --        --
      Chairman of the
    Company's Board of
    Directors since June 1,
    1992; Corporate
    Secretary of the
    Company from January 1,
    1987 through June 1,
    1992; Chief Executive
    Officer of Buffalo
    Technologies Corp.,
    from April 11, 1994 to
    present; Chairman of
    the Board of Buffalo
    Technologies Corp.
    since March 15, 1995;
    Vice President,
    Director and Corporate
    Attorney for Ferro
    Alloys Services, Inc.,
    since 1985; Director of
    First Carolina
    Investors, Inc.

    Brent D. Baird           57   1994      79,900(2)  16.6           --      --
     Private investor,
    Chairman of First
    Carolina Investors,
    Inc.; Director of First
    Empire State
    Corporation (bank
    holding company),
    Merchants Group, Inc.,
    Oglebay Norton Company
    and Todd Shipyards
    Corporation; Prior to
    1992 was a limited
    partner of Trubee,
    Collins & Co., a member
    of the New York Stock
    Exchange, Inc.

    Patrick W.E. Hodgson     55   1991      97,626(3)  20.3     18,334     94.7
      President, Cinnamon
    Investments, London,
    Ontario, investment
    firm, since 1989;
    Chairman of Todd
    Shipyards, Inc., since
    Feb. 1993; President,
    London Machinery Co.,
    concrete and aggregate
    machinery, 1964-1989;
    Director, First Empire
    State Corp., First
    Carolina Investors,
    Inc., and Scott's
    Hospitality, Ltd.

    NOMINEES FOR ELECTION
    AS WACKER DIRECTORS

    Dirk Benthien            39   1996      --         --          --       --
     President of Wacker
    Chemicals (USA), Inc.
    since 1994; Vice
    President Finance and
    Administration of
    Wacker Silicones
    Corporation, since
    1992; Division Manager
    - Administration of
    Wacker Chemicals, East
    Asia, Japan, 1990-
    1992.7

    Dr. Hans Essler          63   1995      --         --         --        --
      Senior Vice
    President, Director
    Regional Coordination
    of Wacker-Chemie GmbH
    since January 1988.

    Dr. Hans Herrmann        60   1986      --         --         --        --
      A Managing Director
    of Elektroschmelzwerk
    Kempten GmbH of Germany
    since 1986; Vice
    President of Wacker-
    Chemitronic GmbH, a
    wholly-owned subsidiary
    of Wacker Chemie GmbH,
    1982-86; Executive Vice
    President and General
    Manager of Wacker
    Siltronic Corporation,
    a wholly-owned
    subsidiary of Wacker
    Chemical Corporation,
    1978-82.
   ____________________________________

   (1)  See footnote (3) under table of more than 5% stockholders, above.

   (2)  See footnote (2) under table of more than 5% stockholders, above.
        Includes 1,300 shares owned by Mr. Baird, 14,000 shares owned by Aries
        Hill Corp., 18,800 shares owned by members of Mr. Baird's immediate family who share his household but as to which he has no voting or investment power, 5,700 shares owned by The Cameron Baird Foundation and 40,000 shares owned by First Carolina Investors, Inc.

   (3) Includes 57,626 shares owned by Mr. Hodgson and 40,000 shares owned by First Carolina Investors, Inc. of which Mr. Hodgson is a director. See footnote (2) under table of more than 5% stockholders, above

          COMMITTEES OF THE BOARD

               The Board of Directors met three times during 1995. During 1995, all directors attended at least 75% of the aggregate of meetings of the Board of Directors and of those committees of the Board on which they served.

                The By-laws of the Company provide for a four member Executive Committee of the Board of Directors. Action by the Executive Committee can only be taken by the affirmative vote of a majority of the Committee, including at least one director elected by the Common Stockholders and one director elected by the Class A Common Stockholders. The By-Laws also provide that the Executive Committee, to the extent provided for by resolution of the Board of Directors and subject to the General Corporation Law of the State of Delaware, shall have all the powers and authority of the Board of Directors in the management of the business affairs of the Company.

               The Executive Committee is composed of Theodore E. Dann, Jr., Dr. Hans Herrmann, Patrick W.E. Hodgson and Dirk Benthein. The Executive Committee is currently fulfilling the responsibilities of a compensation committee in setting the compensation of the officers of the Company and its subsidiaries. The Executive Committee held two meetings in 1995 at which executive compensation was discussed.

               The Audit Committee, which includes Brent D. Baird, Dirk Benthien, Patrick W.E. Hodgson and Dr. Hans Essler, has responsibility for reviewing with the auditors the scope of the audit work performed, estimating audit fees, considering questions and technical audit and tax issues arising in the course of the audit work, and inquiring as to related matters such as adequacy of internal controls. The Audit Committee met one time in 1995.

                The Company does not have a Nominating Committee.

          COMPENSATION OF DIRECTORS

               The Company's directors other than the Chairman have the right to receive from the Company an annual retainer fee of $2,000, and $500 for each meeting of the Board or meeting of a committee of the Board they attend, but not to exceed $500 for any one day. Director fees payable to Wacker Directors for 1995 were paid to Wacker Chemical Corporation. The Chairman, Mr. Dann, receives an annual retainer fee of $50,000 plus the meeting fees received by the other directors.

          COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

               Under Section 16 of the Securities Exchange Act of 1934, as amended, directors, executive officers and persons who own more than 10% of the Company's Common Stock are required to report their ownership of equity securities of the Company, and any changes in that ownership to the Securities Exchange Commission and to the Company. Based solely upon a review of reports furnished to the Company (the "Section 16(a) Reports") by such persons on Forms 3, 4 or 5 for the year ended December 31, 1995, their were no omissions from or late filings of Section 16(a) Reports.

          EXECUTIVE OFFICERS

               The executive officers of Exolon-ESK Company for 1996 are as follows:

                J. Fred Silver  . . . .   President and Chief
                                          Executive Officer

                James A. Bernardoni . .   Vice President Finance

                Kersi Dordi . . . . . .   Vice President Aluminum
                                          Oxide
                                          & Specialty Products

                Armand Ladage . . . . .   Vice President Silicon
                                          Carbide

                John L. Redshaw . . . .   Vice President of Sales &
                                          Marketing

                Nancy E. Gates, Esq.  .   Secretary


               The business backgrounds of the Company's executive officers are as follows:

               Mr. Silver, age 50, has been the President and Chief Executive Officer since February 15, 1996. From April 26, 1995 to February 15, 1996 he was a member of the Company's Board of Directors. He served as President of Carborundum Abrasives Co. from 1981 through 1992 and President of Time Release Sciences, Inc., a foam manufacturer since January, 1993.

               Mr. Bernardoni, age 51, has been the Vice President Finance of the Company since October, 1995. From January 1995 to October 1995, he served as Acting Chief Financial Officer. From March 20, 1995 to October 1995 he served as Acting Principal Executive Officer. He has been a member of the Company's Operating Committee since January 18, 1995. From 1989 to January 1995, he served as the Controller of the Company, and from 1984 to 1989, he served as an Accounting Manager for the Company.

               Mr. Dordi, age 47, has served as a Vice President of Aluminum Oxide & Specialty Products Manufacturing since October 1995 and has served as the General Manager of the Company's Canadian subsidiary, Exolon-ESK Company of Canada, Ltd., since September 1992. In January 1995, he became a member of the Company's Operating Committee and in March 1995 was appointed as an executive officer on the Operating Committee. From November 1990 to September 1992, he served as the Plant Manager for the Company's Thorold, Ontario plant, and from 1986 to November of 1990, he served the Company in various technical and managerial capacities.

               Mr. Ladage, age 42, has served as a Vice President Silicon Carbide since October 1995. In January 1995, he became a member of the Company's Operating Committee and in March 1995 was appointed as an executive officer on the Operating Committee. He served as the Plant Manager of the Company's Hennepin, Illinois operations since 1978.

               Mr. Redshaw, age 41, has served as Vice President of Sales and Marketing since October 1995. In January 1995, he became a member of the Company's Operating Committee, and in March 1995 was appointed as an executive officer on the Operating Committee. He has served as Metallurgical Sales and Marketing Manager for the Company since 1989.

               Ms. Gates, age 31, has been the Corporate Secretary since February 29, 1996. Since February 29, 1996, she has been employed as the Company's in-house counsel. From 1990 to 1996, Ms. Gates was a corporate attorney at the law firm of Magavern, Magavern, & Grimm, LLP, Buffalo, New York.

          COMPENSATION OF EXECUTIVE OFFICERS

               The following Summary Compensation Table sets forth information concerning compensation for services in all capacities for the Company and its subsidiaries for the fiscal years ended December 31, 1995, 1994, and 1993 of those persons who were, at December 31, 1995, (I) the chief executive officer of the Company and (ii) executive officers of the Company and its subsidiaries whose annual base salary and bonus compensation exceeded $100,000, (collectively, the "Named Officers").

          SUMMARY COMPENSATION TABLE

                                           Annual Compensation
         Name and Principal                                    All Other
         Position             Year       Salary      Bonus  Compensation (1)
         __________________   ____       ______      _____  ________________

         James A. Bernardoni  1995      $80,000    $45,000            $5,296
         Vice President
         Finance              1994      $64,750     $7,000            $4,929
         and Acting Chief
         Executive Officer    1993      $63,000        ---            $4,818
         (1995)


         Kersi Dordi          1995      $80,000    $45,000            $8,216
         Vice President       1994      $73,000     $8,350            $5,403
         Aluminum Oxide &
         Specialty Products   1993      $70,000     $7,000            $5,190


         Armand Ladage        1995      $80,000    $45,000            $7,545
         Vice President
         Silicon Carbide      1994      $73,000     $8,842            $6,204

                              1993      $70,000     $2,135            $5,890


         John L. Redshaw      1995      $80,000    $45,000            $5,077
         Vice President of
         Sales & Marketing    1994      $62,000    $21,350            $4,589

                              1993      $60,000    $10,500            $8,662


               (1) Includes matching contributions made by the Company under the Company's Retirement and Savings Plan for U.S. Salaried Employees (the "401(K) Plan"). Also includes premiums paid by the Company on term life insurance and amounts accrued under the Company's Retirement Plan for U.S. Salaried Employees and in the case of Mr. Dordi and Mr. Ladage, amounts paid under a car allowance policy.

          REPORT OF THE EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

               The Executive Committee of the Board of Directors currently has among its responsibilities the supervision and approval of Company established executive compensation, including annual base compensation reviews and incentive compensation awards. The Executive Committee determines what it believes to be the appropriate level of compensation for senior executives based on the Company's performance, the executive's contribution to that performance, and the responsibilities of the Corporation entrusted to that executive.

               The Committee's guidelines on compensation start with the basic criterion that in order to retain qualified managers, executive compensation should be competitive with similar positions in similar sized companies in our industry and contain an incentive portion that is intended to stimulate superior performance for shareholders.

               Compensation for Exolon-ESK executives consists of an annual base salary plus an Incentive Award Plan (the "Plan"). The base salary is reviewed and set by the Executive Committee. It is subject to change annually. The salary is based upon the nature and scope of the job with an effort to keep the base salary fair and competitive in relation to other companies our size. In setting the 1995 base salaries for the Officers in the Summary Compensation Table, the Executive Committee carefully considered these criteria. A new Incentive Award Plan is instituted each year.

               The Incentive Award Plan is a cash award plan based on a written series of criteria arrived at after discussion by the Executive Committee. The Officers achieve points as they meet certain criterion goals which are in furtherance of the Company's productivity and profitability. In establishing the 1995 Plan and the threshold profitability levels for incentive attainment, the Executive Committee evaluated several factors including the Company's 1995 Business Plan, current and projected competitive conditions, forecasted market condition for the Company's products and, finally, management's strategies and action plans for attaining specific profitability targets for 1995. These factors were all deemed to be important to the Company's overall well-being.

               In the Executive Committee's opinion, the Company's executive officers were adequately compensated in 1995 when compared to other executives in similar positions in companies of similar size. Specifically, James Bernardoni, Acting Chief Executive Officer in 1995, was compensated based upon his ability, performance, and accomplishments in his role. His base salary was increased from $64,750 in 1994 to $80,000 in 1995 in light of his additional duties and responsibilities. He further received $45,000 in Incentive Awards for 1995 based upon the Company's overall productivity and profitability during his service as Acting Chief Executive Officer. The Company's compensation for Mr. Bernardoni, Acting Chief Executive Officer in 1995, was reasonable in light of his attainment of certain Company goals and additional obligations. The Company does not provide long term compensation to its officers and, other than as described in the footnotes to the "Summary Compensation Table", above, does not provide perquisites to its officers.

           Membership of the Executive     Theodore E. Dann, Jr.
           Committee:                      Dr. Hans Herrmann
                                           Patrick W.E. Hodgson
                                           Dirk Benthein

          SUMMARY SHARE PERFORMANCE GRAPH

               As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance with a broad market index and with appropriate similar companies. The Company's Common Stock is traded on the Boston Stock Exchange and one appropriate broad market index comparison is with the NASDAQ Stock Market Total Return Index (U.S. Companies). The closest peer group index, on a line-of-business basis, which could be found was the Peer Group Index for NASDAQ stocks under SIC Major Group 32, for manufacturers of stone, clay, glass and concrete products, which was the second comparison selected for this Proxy Statement.

               The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31st of 1990 and that all dividends had been re-invested quarterly during the period. The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1995. The calculations exclude trading commissions and taxes.

                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   Among NASDAQ Total Index, NASDAQ Line of Business Index and the Exolon-ESK Co.

   Measurement Period         Exolon-ESK          NASDAQ         NASDAQ Line
   (Fiscal Year Covered)      Company             Total Index    of Business
                                                                 Stocks

   Measurement Pt-12/31/90    $100                $100           $100
   YE 12/31/91                $128                $161           $131
   YE 12/31/92                $113                $187           $216
   YE 12/31/93                $137                $215           $326
   YE 12/31/94                $115                $210           $313
   YE 12/31/95                $153                $297           $311

          Assumes $100 invested on December 31, 1990 in NASDAQ Stock Market,
    NASDAQ Line of Business Stocks (Based on SIC Code) and the Exolon-ESK Company
         Source:  The University of Chicago Graduate School of Business CRSP


          COMPENSATION (EXECUTIVE) COMMITTEE INTERLOCKS AND INSIDER
          PARTICIPATION

               Elektroschmelzwerk Kempten GmbH ("Kempten") is a subsidiary of Wacker Chemie GmbH ("Wacker Chemie"), which is the owner of all of the outstanding stock of Wacker Chemicals (USA), Inc. ("Wacker"), and Wacker is the owner of all of the Company's outstanding Class A Common Stock and Series B Preferred Stock. The Company is the successor to a merger of ESK Corporation (wholly owned subsidiary of Wacker) into The Exolon Company which was effected on April 27, 1984. Pursuant to an exclusive distributorship and sales representation agreement which was entered into with Kempten at the time of the merger, the Company purchased $3,444,000 and $1,814,000 of certain products from Kempten, during 1995 and 1994, respectively.

               The Company and Kempten maintain a joint patent covering certain technology developed and implemented at the Company's Hennepin facility and are joint applicants with respect to another such patent. The patent and patent application relate to joint ownership rights in the subject technology.

               Dr. Hans Herrmann, who is Managing Director of Kempten and Dirk Benthien, who is the President of Wacker Chemicals (USA), Inc. (another wholly owned subsidiary of Wacker Chemie), serve on the Executive Committee.

          CERTAIN RELATED PARTY TRANSACTIONS

               The Company has a royalty agreement with Theeb Ltd. ("Theeb") covering the production of crude aluminum oxide at the Company's Thorold, Ontario plant using process technology acquired as part of the construction and completion of an aluminum oxide furnace. A separate royalty agreement with International Oxide Fusion, Inc. ("IOF") covers the production of specialty product for refractory markets. The agreements are for a period of ten years each and expire July 31, 1996 and April 30, 2001, respectively.

               Royalties paid by the Company under the agreements amounted to $725,000 and $543,000 in the twelve months ended December 31, 1995 and December 31, 1994, respectively.

               Edward J. Bielawski, who beneficially owns 6.4% of the Company's Common Stock, is also the President of IOF. Theeb is a holding company formed under the laws of the Province of Ontario, which is controlled by Mr. Bielawski and Robert C. Thiel (each of whom owns, indirectly, 50% of Theeb's outstanding stock). Theeb and Messrs. Bielawski and Thiel beneficially own in the aggregate 30,600 shares of the Company's Common Stock (see "Security Ownership of Certain Beneficial Owners and Management").

          STOCKHOLDER PROPOSALS

               Stockholder proposals for inclusion in proxy materials for the 1997 Annual Meeting of Stockholders should be addressed to Nancy E. Gates, Esq., Corporate Secretary of Exolon-ESK Company, 1000 East Niagara Street, Tonawanda, New York 14150 must be received before November 26, 1996.

          OTHER BUSINESS

               Management knows of no other matters which may come before the meeting. If any other matters are properly presented, it is the intention of the persons named in the proxy to vote or otherwise act in accordance with their best judgment.

               ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF PORTIONS OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995. ANY STOCKHOLDER WHO HAS NOT BEEN FURNISHED A COMPLETE COPY OF THE COMPANY'S FORM 10-K REPORT WITH THIS PROXY STATEMENT MAY OBTAIN A COPY WITHOUT CHARGE, AND ANY STOCKHOLDER MAY OBTAIN COPIES OF ANY EXHIBITS THERETO UPON PAYMENT OF A REASONABLE FEE, BY WRITING TO NANCY E. GATES, ESQ., CORPORATE SECRETARY OF EXOLON-ESK COMPANY, 1000 E. NIAGARA STREET, TONAWANDA, NEW YORK 14150.

                                        By order of the Board of Directors



                                        Nancy E. Gates, Esq.
                                        Corporate Secretary

          Dated:  April 3, 1996

                                                                 Appendix A

                               CERTIFICATE OF AMENDMENT

                                          OF

                        RESTATED CERTIFICATE OF INCORPORATION

                                         OF

                                  EXOLON-ESK COMPANY

                          _________________________________

                        Pursuant to Section 242 of the General

                       Corporation Law of the State of Delaware


               EXOLON-ESK COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

               FIRST: The Restated Certificate of Incorporation of the Corporation shall be amended as follows:

                    A. Article Fifth of the Certificate of Incorporation is hereby amended to decrease the number of directors from eight to six so that, as amended, the first sentence of said Article Fifth shall read in its entirety as follows:

                    "The number of Directors shall be six."

                    B. Article Sixth of the Certificate of Incorporation is hereby amended by deleting subparagraph (1) thereof and substituting a new subparagraph (1) which shall read in its entirety as follows:

                         "(1) Notwithstanding any provision of the General
                    Corporation Law of the State of Delaware now or hereafter in force requiring for any corporate action the vote of a lesser number of directors, the affirmative vote of a majority of all of the directors of the Corporation shall be required for the Board of Directors to take any action, except when the Board of Directors shall have designated an executive committee with authority in the management of the Corporation, in which case the affirmative vote of a majority of all of the directors on said executive committee shall be required for the executive committee to take action. Without limiting the generality of the foregoing, the Board of Directors by the affirmative vote of not less than four directors, is hereby authorized to amend the By-laws of the Corporation."

               SECOND: The Board of Directors of the Corporation duly adopted a resolution setting forth the amendments set forth above and declaring their advisability. Thereafter the stockholders of the Corporation duly adopted and approved said amendments at an annual meeting of stockholders duly called and held on April 24, 1996 in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, said Exolon-ESK Company has caused this Certificate to be signed by J. Fred Silver, its President, and Nancy E. Gates, its Secretary, this ___ day of April, 1996.

                                             EXOLON-ESK COMPANY

                                             By___________________
                                                  J. Fred Silver

          ATTEST:

          By_____________
          Nancy E. Gates


          [X]  PLEASE MARK VOTES
               AS IN THIS EXAMPLE.
           1.  To consider and act upon a       2.     Election of Directors
               proposal to amend the Company's
               Restated Certificate of            [__] For
               Incorporation (A) by amending      [__] Withhold
               Article Fifth thereof to reduce    [__] For All Except
               the number of directors of the
               Company from eight to six and      THEODORE E. DANN, JR.; BRENT
               (B) by amending Article Sixth      D. BAIRD; and PATRICK W.E.
               thereof to reduce from five to     HODGSON
               four the number of directors
               whose affirmation vote is          If you do not wish your
               required to amend the By-laws      shares voted "FOR" a
               of the corporation.                particular nominee, mark the
                                                  "For All Except" box and
               [__] For                           strike a line through the
               [__] Against                       nominee(s) name.  Your shares
               [__] Abstain                       will be voted for the
                                                  remaining nominee(s).

           RECORD DATE SHARES:                  3.     IN ACCORDANCE WITH THE
                                                       DISCRETION OF THE
                                                       PROXIES ON SUCH OTHER
                                                       MATTERS AS MAY PROPERLY
                                                       COME BEFORE THE MEETING.




          Please be sure to sign and date this Proxy.  Date: ________________


          _________________________________________________      Mark box at right
          Shareholder sign here          Co-owner sign here      if comments or
                                                                 address change
                                                                 have been noted
                                                                 on the reverse
                                                                 side of this
                                                                 card.        [___]

          _________________________________________________________________
          DETACH CARD                                           DETACH CARD

                                  EXOLON-ESK COMPANY



          Dear Stockholders:

          Please take note of the important information enclosed with this Proxy. There are two issues related to the management and operation of your Company that require your immediate attention and approval. They are discussed in detail in the attached proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, April 24, 1996.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          EXOLON-ESK COMPANY

                                  EXOLON-ESK COMPANY

                       Proxy for Annual Meeting of Stockholders


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Theodore E. Dann, Jr. and
          Brent D. Baird, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of Exolon-Esk Company to be held at the offices of Exolon-ESK Company, 1000 East Niagara St., Tonawanda, New York on Wednesday, April 24, 1996 at 10:00 a.m. Eastern Time, and at any adjournments thereof, with respect to the matters described on the reverse side.

          The Board of Directors recommends a vote "FOR" items 1 and 2. The shares represented by the proxy will be voted "FOR" the matters specified herein if no direction is indicated.

                    PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
                        RETURN PROMPTLY IN ENCLOSED ENVELOPE.

          Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

          HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?

          _____________________________      ____________________________

          _____________________________      ____________________________

          _____________________________      ____________________________